EXHIBIT 10.1

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of September 30, 2021 (the “Effective Date”), by and among Fuse Group Holding Inc., a company incorporated under laws of Nevada (the “Company”), Fuse Biotech Inc., a company incorporated under laws of Nevada (“Buyer”), Qiyi Xie, a resident of California (“Xie”), Quan Qinghua, a citizen and resident of China (“Quan”), Jing Li, a citizen and resident of China (“Li”) and HWG Capital Sdn Bhd, a company incorporated under laws of Malaysia (“HWG” and hereinafter collectively with Xie, Quan and Li, the “Sellers” and, each individually, a “Seller”), and E-Mo Biotech Holding Inc., a company incorporated under the laws of Nevada (the “E-Mo Biotech” and, collectively with the Company, Buyer, Sellers, the “Parties” and, each individually, a “Party”). Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Terminated Agreement.

WHEREAS, Buyer is a wholly-owned subsidiary of the Company; and

WHEREAS, E-Mo is a start-up and development-stage company that engages in research and development of vaccine, treatment or diagnostic products and currently has no commercial sales or revenues; and

WHEREAS, the Parties entered into a Share Exchange Agreement on March 11, 2021 (the “Terminated Agreement”), pursuant to which the Company will issue to the Sellers in aggregate of 100,000,000 shares of common stock of the Company (the “Fuse Shares”) in exchange of all the issued and outstanding shares of E-Mo Biotech (the “E-Mo Shares”) owned by the Sellers; and

WHEREAS, pursuant to the Terminated Agreement, it may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by written notice of the Seller who holds majority equity interest of E-Mo Biotech or the Buyer to the other parties; and

WHEREAS, the transaction contemplated in the Terminated Agreement has not been closed and the Company has not issued Fuse Shares to the Sellers and the Sellers have not transferred E-Mo Shares to the Buyer; and

WHEREAS, The Parties now desire pursuant to this Agreement to terminate the Terminated Agreement and waive all the notice requirements for the termination as may be otherwise provided under the Terminated Agreement.

NOW THEREFORE, in consideration of the promises and obligations contained herein below, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the Parties agree as follows:

1.	Termination of the Terminated Agreement.

(a)    Parties hereby agree that, as of the Effective Date, the Terminated Agreement is hereby terminated, null and void and of no further force or effect.

(b) The Parties hereby waive all rights to notice of termination as may be otherwise provided under the Terminated Agreement or applicable laws.

2.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California without giving effect to the choice of law provisions thereof. The Parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the state and federal courts sitting in the County of Los Angeles, California, in respect of any matter arising under this Agreement.

3.    Authority. The individual executing this Agreement on behalf of each Party has been validly authorized and directed to sign this Agreement on behalf of that Party and by signing in such capacity will bind that Party, and all individuals and entities on whose behalf he or she signs to all of the terms of this Agreement.

4.    Further Assurances. Each Party shall execute and deliver all such further instruments and documents as may reasonably be requested by the other Party in order to fully carry out the intent and accomplish the purposes of this Agreement and the undertakings contemplated thereby in any and all countries.

5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement, binding on all of the Parties hereto. The Parties agree that electronic or facsimile copies of signatures shall be deemed originals for all purposes hereof and that a Party may produce such copies, without the need to produce original signatures, to prove the existence of this Agreement in any proceeding brought hereunder.

6.    Acknowledgement. The Parties acknowledge that they have personally read this Agreement and that they have reviewed, or have had the opportunity to review, the same with legal counsel of their own choosing. The Parties further acknowledge that they have been provided a full and ample opportunity to study this Agreement and to make inquiry of the factual and legal matters to which it relates, and that this Agreement fully and accurately reflects the content of any and all understandings and agreements between the Parties concerning the matters referenced herein, that there have been no other understandings and agreements made by either of the Parties, and that the Parties are not relying on any other understandings or agreements whatsoever as an inducement to execute this Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUSE GROUP HOLDING INC.

By:	/s/Umesh Patel
Name:	Umesh Patel
Title:	Chief Executive Officer
Address: Email: Fax:

FUSE BIOTECH INC.

By:	/s/Umesh Patel
Name:	Umesh Patel
Title:	Chief Executive Officer
Address: Email: Fax:

QIYI XIE
By:	/s/Qiyi Xie
Name: Address: Email: Fax:	Qiyi Xie

QUAN QINGHUA

By:	/s/Quan Qinghua
Name: Address: Email: Fax:	Quan Qinghua

JING LI

By:	/s/Jing Li
Name: Address: Email: Fax:	Jing Li

HWG CAPITAL SDN BHD

By:	/s/Dato’ Aaron Lim Ooi Hong
Name:	Dato’ Aaron Lim Ooi Hong
Title: Address: Email: Fax:	Director

E-MO BIOTECH HOLDING INC.

By:	/s/Qiyi Xie
Name: Title: Address: Email: Fax:	Qiyi Xie Chief Executive Officer